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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                              CONTACT:
                                              CATHERINE M. BIFFIGNANI
                                              VICE PRESIDENT, INVESTOR RELATIONS
                                              314-645-6600

                                                [KV PHARMACEUTICAL logo]

                             FOR IMMEDIATE RELEASE


    KV PHARMACEUTICAL ANNOUNCES LAUNCH OF TWO STRENGTHS OF GENERIC VERSIONS
                                OF TOPROL-XL(R)


       KV'S 100 MG AND 200 MG STRENGTHS OF METOPROLOL SUCCINATE EXTENDED
                RELEASE TABLETS ENTER THE MARKET BEGINNING ITS
                          180-DAY EXCLUSIVITY PERIOD


        KV ANNOUNCES PRELIMINARY REVENUE RESULTS FOR THE FIRST QUARTER
               OF FISCAL 2008, REPORTING OVERALL COMPANY REVENUE
                                INCREASE OF 17%


St. Louis, MO, July 26, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that it has begun shipment of its 100 mg and 200 mg strengths of metoprolol succinate extended release tablets. Based on the Company's first-to-file status on its ANDA for these two strengths, KV anticipates being accorded the benefit of a 180-day generic exclusivity period for the marketing of these two dosage strengths. The Company also announced that the U.S. Court of Appeals for the Federal Circuit has affirmed the judgment in the Company's favor in its patent litigation with AstraZeneca. The decision clears the way for the Company to market its metoprolol succinate extended release tablets without interference from the AstraZeneca patents.

Marc S. Hermelin, Chairman of the Board and Chief Executive Officer of KV Pharmaceutical Company stated, "Today marks a major milestone for our Company. Our entire KV team has worked hard to accomplish this achievement and we look forward to the execution of a successful launch of this product through our outstanding team at ETHEX Corporation. Many individuals contributed to making the regulatory approval, manufacturing and launch of Toprol-XL(R) a reality and we now look forward to pursuing our strategy for maximizing the value of this asset not only during the remainder of fiscal 2008, but into the future as well."


FIRST QUARTER FISCAL 2008 PRELIMINARY REVENUE RESULTS:

The Company today also reported preliminary unaudited revenues for the first quarter of fiscal 2008 ended June 30, 2007. The results reflected continued acceleration of revenue at the Company's branded subsidiary, Ther-Rx Corporation, as well as at ETHEX Corporation, the Company's generic/non-branded subsidiary.

The preliminary revenues that follow are subject to further review by the Company and its independent auditors, and the comparative fiscal 2007 revenues also reflect unaudited results.

BUSINESS SEGMENT HIGHLIGHTS:

     o Net revenues of $115.1 million, an increase of 17% over the first quarter revenues of $98.4 million reported for the first quarter of fiscal 2007.

     o Ther-Rx branded net revenues of $50.8 million, an increase of 15% over the first quarter revenues of $44.1 million reported for the first quarter of fiscal 2007.

     o ETHEX Corporation net revenues of $60.5 million, an increase of 24% over the first quarter revenues of $48.8 million reported for the first quarter of fiscal 2007.


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The Company's branded business, Ther-Rx Corporation, reported fiscal 2008 first quarter net revenue of $50.8 million, a 15% increase over fiscal 2007 first quarter revenues of $44.1 million. This increase reflected the continuing success of our anti-infective brands, Clindesse(R) and Gynazole-1(R) which contributed $14.0 million of net revenue growth, an increase of 11% from the $12.6 million in the first quarter of fiscal 2007. Also contributing to the increased net revenues during the recently completed quarter was the Company's prenatal family of products which reported net revenues of $27.0 million, up 30% from $20.7 million reported in the first quarter of fiscal 2007. The net revenues of the Company's line of oral iron supplements declined 10% on a quarter-to-quarter comparison, even though total prescriptions for these products have continued to deliver an increasing trend, due to a price increase buy-in that affected the results reported during the first quarter of the previous fiscal year.

The Company's ETHEX Corporation generic/non-branded subsidiary reported fiscal 2008 first quarter net revenues of $60.5 million, an increase of $11.7 million, or 24% over net revenues of $48.8 million in the first quarter of fiscal 2007. These results were due primarily to $5.1 million of net sales of Diltiazem (generic alternative to Tiazac(R) - Forest Laboratories) and higher net revenues in the cardiovascular and cough-cold product lines.

Non-core revenues, including those related to specialty raw materials, decreased to $3.8 million in the first quarter of fiscal 2008 compared to $5.5 million for the first quarter of fiscal 2007.


UPDATE ON REVIEW OF STOCK OPTION PRACTICES

As previously reported, a Special Committee consisting of independent members of the Audit Committee of the Company's Board of Directors reported the findings of its investigation into the Company's option granting practices to the Board.

The investigation followed the filing of a derivative lawsuit alleging that certain stock option grants to current or former directors and officers were dated improperly. The Special Committee's investigation included the review of approximately 2,600 option grants covering all current and former employees, officers and directors of KV who were awarded stock options during the period between 1995 and 2006. During the course of the investigation, the Company was advised that the staff of the Securities and Exchange Commission had initiated an informal inquiry into the Company's stock option granting process and accounting for stock options.

The Company continues to move forward with its review of the Special Committee's report. The Company believes this review will likely be completed prior to the end of the Company's second quarter of fiscal 2008. Until such review is completed, including a review of the appropriate accounting for past stock option granting practices and related income tax effects, the Company cannot complete its fiscal 2007 and first quarter fiscal 2008 consolidated financial statements. The Company intends to file its outstanding and delayed Form 10-Qs for the second and third quarter of fiscal 2007, the outstanding and delayed Form 10-K for fiscal 2007 and its Form 10-Q for the first quarter of fiscal 2008 at the earliest practicable date.


ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with brands, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


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SAFE HARBOR STATEMENT

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", " believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the amount and allocation of cumulative charges and compensation expense, the Company's filing of its Form 10-K and continued satisfaction of the continued listing requirements on the New York Stock Exchange, and the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the outcome of a previously disclosed inquiry into the effect of certain stock option grants by an independent committee of the Company's Audit Committee and the completion of the financial statements for the second and third quarters and year-ended fiscal 2007, and first quarter fiscal 2008; (15) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission; and (16) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.